Exhibit 99.1

ARIAD Initiates Phase 1 Clinical Trial of its Investigational Oral Multi-Targeted Kinase Inhibitor, AP24534, in Patients with Hematological Cancers

CAMBRIDGE, Mass.--(BUSINESS WIRE)--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced the initiation of a Phase 1 clinical trial of its investigational oral multi-targeted kinase inhibitor, AP24534, in patients with refractory hematological cancers, including those with drug-resistant forms of chronic myeloid leukemia (CML) and acute myeloid leukemia (AML). This clinical study is designed to determine the safety and tolerability of AP24534, as well as its pharmacokinetics (the behavior of the drug in patients) and its pharmacodynamics (the effects of the drug on patients’ cells). Since all participants in the trial will have well-characterized malignancies, initial information describing the product candidate’s anti-tumor activity will also be obtained.

This multi-center, sequential dose-escalation trial will evaluate up to fifty patients with refractory hematological cancers, each of whom will receive a fixed oral dose of AP24534 once daily without interruption. Patients will remain on treatment until they reach predetermined endpoints.

“The start of patient enrollment in this Phase 1 trial for AP24534 signals an important advance in the development of our growing portfolio of oncology product candidates,” said Pierre Dodion, M.D., senior vice president and chief medical officer ARIAD. “Discovered by ARIAD scientists, AP24534 has been shown to selectively block a series of well-validated cancer targets known to play critical roles in the pathogenesis of several hematological cancers and solid tumors. Especially in patients with the drug-resistant forms of CML, where the genetic basis for the disease can be readily measured in individual patients, we expect this trial to provide insights into the potential therapeutic effects of AP24534 early in its clinical development.”

About AP24534

ARIAD's second oncology product candidate, AP24534, is an investigational oral multi-targeted tyrosine kinase inhibitor that has broad potential applications in cancer. In preclinical studies, AP24534 has demonstrated potent inhibition of kinase targets associated with drug-resistant chronic myeloid leukemia and acute myeloid leukemia, as well as angiogenesis in multiple solid tumors. AP24534 has completed extensive preclinical studies, including safety assessment studies, which indicate that the drug candidate should be well tolerated at anticipated therapeutic dose levels in cancer patients. In addition to the clinical study in hematological malignancies described above, further clinical development in patients with solid tumors is expected to begin later in 2008. Additional information about the ongoing clinical trial can be found at http://clinicaltrials.gov/ct2/show/NCT00660920?term=AP24534&rank=1.

Leukemia and Other Hematological Cancers

Leukemia is a blood-based cancer characterized by the abnormal proliferation and accumulation of immature blood cells in the blood and marrow, which impede the development and function of normal blood cells. If untreated, the cancerous blood cells overwhelm the bone marrow, enter the bloodstream and eventually invade other parts of the body, such as the lymph nodes, spleen, liver, and central nervous system. According to the Leukemia and Lymphoma Society, an estimated 44,240 new cases of leukemia will have been diagnosed in the United States in 2007. Hematological malignancies, such as leukemias, lymphomas and myelomas, are among the fastest growing group of cancers due to the aging population.

Chronic Myeloid Leukemia (CML)

CML is characterized by an excessive and unregulated production of white blood cells by the bone marrow due to a genetic abnormality involving the Bcr-Abl protein. After a slow, chronic phase of production of too many white blood cells, CML typically evolves to more aggressive phases (i.e., “accelerated” phase or “blast crisis”). Treatment with Bcr-Abl inhibitors is initially effective but frequently results in the emergence of Bcr-Abl mutations that result in drug resistance. The T315I mutant of Bcr-Abl currently accounts for 15 to 20% of all drug resistance in CML. Preclinical studies have shown that AP24534 is highly active against this mutant, as well as other Bcr-Abl mutants and the unmutated protein. First-generation therapies for CML, such as imatinib, and second-generation therapies for CML, such as dasatinib and nilotinib, are not able to inhibit this mutated protein and thus are not effective against all forms of CML.

Acute Myeloid Leukemia (AML)

AML is a fast-growing cancer in which too many abnormal and immature white blood cells of a different type from those in CML are rapidly made in the bone marrow and interfere with the production of normal blood cells. Flt3 is a validated target for AML. Mutation of Flt3, a protein responsible for the proliferation of normal blood cells, is the most common genetic abnormality related to AML, present in approximately one-third of all AML patients and associated with adverse prognoses. The most common Flt3 mutation, the so-called internal tandem duplication, is linked to a particularly poor disease prognosis and is expected to be particularly susceptible to Flt3 inhibition. Preclinical studies have shown that AP24534 is highly active against Flt3. There are no Flt3 inhibitors currently approved for the treatment of AML.

Angiogenesis and Solid Tumors

Malignant tumors cannot grow beyond a certain size without essential nutrients and oxygen. Angiogenesis is a key process in tumor growth and spread in which tumors induce the growth of new blood vessels to the tumor from pre-existing vessels; these new blood vessels provide the tumor with oxygen and nutrients, allowing these cells to grow, invade nearby tissue and spread to other parts of the body. To induce angiogenesis, tumors secrete various growth factors, such as VEGF, which send chemical signals to existing blood vessels to stimulate the growth of new blood vessels. Currently available angiogenesis inhibitors are designed to stop the effects of the protein VEGF on tumors, interfering with the development of new blood vessels and blocking the supply of oxygen and nutrients that the tumor needs to grow and spread. However, studies have shown that resistance to VEGF inhibitors is associated with higher expression of additional growth factors, in particular members of the FGF and angiopoietin families. Simultaneous inhibition of VEGFR, FGFR, and the angiopoietin 1 receptor (Tie2) by AP24534 is expected to provide more potent inhibition of angiogenesis that is less prone to resistance than blocking VEGF alone.

About ARIAD

ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. ARIAD is developing a comprehensive approach to patients with cancer that addresses the greatest medical need – aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD has a global partnership with Merck & Co., Inc. to develop and commercialize deforolimus, ARIAD's lead cancer product candidate, which is in Phase 3 clinical development. ARIAD's second oncology product candidate, oral AP24534, is an investigational multi-targeted kinase inhibitor in Phase 1 clinical development in hematological cancers. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-κB treatment methods, and the discovery and development of drugs to regulate NF-κB cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

This press release contains "forward-looking statements," including statements related to the tolerability and activity of AP24534 and the development plans for AP24534. Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the costs associated with our research, development, manufacturing and other activities, the conduct and results of pre-clinical and clinical studies of our product candidates, difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts, our reliance on our strategic partners and licensees and other key parties for the successful development, manufacturing and commercialization of products, the adequacy of our capital resources and the availability of additional funding, patent protection and third-party intellectual property claims relating to our and any partner's product candidates, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-κB patent portfolio, the potential acquisition of or other strategic transaction regarding the minority stockholders' interests in our 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc., future capital needs, risks related to key employees, markets, economic conditions, prices, reimbursement rates and competition, and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

CONTACT:
ARIAD Pharmaceuticals, Inc.
Edward M. Fitzgerald, 617-621-2345
or
Sheryl Seapy, 949-608-0841